================================================================================

AB
                                                                    Exhibit 99.1
                                                                    ------------

                                                                    NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis - (212) 308-5800



Commodore Applied Technologies, Inc.

     *    CASI Announces Safety Record Milestone
          o Receives Environmental Safety and Health Award from Bechtel Jacobs Company for EDAM contract performance


         NEW YORK, NY - July 12, 2007 - Commodore Applied Technologies, Inc. (OTCBB: CXIA), today announced that its wholly owned engineering services subsidiary, Commodore Advanced Sciences, Inc. (CASI), the lead small business member of the Commodore Advanced Sciences Team (CAST), has received special recognition from Bechtel Jacobs Company (BJC) for compiling a perfect environmental safety and health (ES&H) record for on job performance for the entire period from March 2006 to March 2007; more than 41,000 man hours. During this period, CASI amassed a perfect record of performance without an accident or work loss safety related incident on the environmental sampling and data management contract (EDAM).

         The Company received its first ES&H award from Bechtel Jacobs in 2005. To date, CASI has complied over 130,000 man hours, over two and 1/2 years, operating the EDAM contract without a single ES&H incident.





                                    - more -

                                              CASI Announces ES&H Award from BJC
                                                                   July 12, 2007
                                                                          Page 2


         On June 25, 2007, Michael Hughes, President and General Manager of BJC, presented the Company's Chairman and CEO, Shelby T. Brewer, with a commemorative plaque to memorialize CASI's exemplary ES&H record. Mr. Hughes stated: "Bechtel Jacobs Company is proud to acknowledge true safety leaders. CASI continues to demonstrate the type of leadership that Bechtel Jacobs values."

         Mr. Brewer stated: "CASI continues to add to its perfect safety record. This award is even more special as it is 100% client driven." Mr. Brewer further stated: "I wish to thank Bechtel Jacobs for their continued confidence and contracting support of CASI. We value our relationship with Bechtel Jacobs and view them as a fully integrated team member".

         Mr. Tom Bock, BJC's ES&H representative, submitted the recommendation of the Company to BJC's management as worthy of this special recognition. Mr. Bock stated: "CASI is committed to ES&H not only through rhetoric and procedures but through their actions in the field and their feedback in daily safety meetings and STARRT card reviews. CASI has also created a culture among their employees which not only promotes relevant feedback on safety concerns but also individual buy-in and input on solutions for those concerns."

         Mr. Bob James, Bechtel Jacobs' Manager of Environmental Services for the EDAM contract stated: "With such a diverse scope, performed in remote areas, and personnel traversing over rough terrain, this accomplishment was truly a remarkable feat".


                                     - more-

                                              CASI Announces ES&H Award from BJC
                                                                   July 12, 2007
                                                                          Page 3


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Advanced Sciences, Commodore Solution Technologies and Commodore Government Environmental Technologies. The Commodore companies provide environmental and technical services, environmental monitoring and sampling supplies, specialty Cleantech building supplies and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.





This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-QSB and its annual report on Form 10-K.



                                       ###



--------------------------------------------------------------------------------